UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2017

ARGAN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31756	13-1947195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Church Street, Suite 201, Rockville, MD	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 315-0027

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.  Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of the Stockholders of Argan, Inc. which was held on June 22, 2017 (the “2017 Annual Meeting”), the following three (3) matters were resolved by the stockholders of Argan, Inc. (the “Company”).

(1)           The election of the following nine (9) directors to the Board of Directors of the Company (the “Board”), each to serve until the 2018 Annual Meeting of Stockholders and until his/her successor has been elected and qualified or until his/her earlier resignation, death or removal:

•                  Rainer H. Bosselmann

•                  John R Jeffrey, Jr.

•                  Cynthia A. Flanders

•                  Peter W. Getsinger

•                  William F. Griffin, Jr.

•                  William F. Leimkuhler

•                  W.G. Champion Mitchell

•                  James W. Quinn

•                  Brian R. Sherras

(2)           The nonbinding advisory approval of the Company’s executive compensation (the “say-on-pay” vote), which is proposal No. 3 in the Proxy.

(3)           The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accountants for the year ending January 31, 2018, which is proposal No. 4 in the Proxy.

A schedule presenting the number of votes cast by the Company’s stockholders is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Results of the Voting at the 2017 Annual Meeting of the Stockholders of Argan, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARGAN, INC.

Date: June 23, 2017	By:	/s/ Rainer H. Bosselmann
Rainer H. Bosselmann
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Results of the Voting at the 2017 Annual Meeting of the Stockholders of Argan, Inc.